As filed with the Securities and Exchange Commission on August 14,1998.

                                             Registration No.





                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933



                             SPORT CHALET, INC.
           (Exact name of registrant as specified in its charter)



Delaware
(State or other jurisdiction of
incorporation or organization)
                                                                  95-4390071
                                        (I.R.S. Employer Identification No.)




            920 Foothill Boulevard, La Canada, California  91101
                  (Address of principal executive office)


                         1992 INCENTIVE AWARD PLAN
                          (Full title of the Plan)


HOWARD K. KAMINSKY
Senior Vice President - Finance
Chief Financial Officer &
Secretary
920 Foothill Boulevard
La Canada, California  91701

(Name and address of
 agent for service)

Copies to:
ALEXANDER SHIPMAN, ESQ.
Knapp, Marsh, Jones & Doran,
L.L.P.
515 South Figueroa Street
Suite 1240
Los Angeles, California 90071



Telephone number, including area code, of agent for service:  (818) 790-2717

Calculation of Registration Fee




Title of
Securities
to be
     registered


                               Common Stock,
                               $.01 Par Value


Amount
to be
     registered



                                  600,000
Proposed
maximum
offering
price
     per share (1)



        $     6.50
Proposed
maximum
aggregate
offering
     price (1)




$3,900,000.00


Amount of
registration
     fee


          $
1,150.50




     (1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule
     457(b) promulgated under the Securities Act of 1933, as amended
(the "Securities Act"),
     based upon the average of the "bid" and "ask" prices of Sport Chalet, Inc., Common
     Stock, $.01 par value (the "Common Stock"), reported on the National Association of
     Securities Dealers, Inc. Automated Quotation System-National Market System ("NASDAQ-
     NMS") on August 6, 1998.



                              EXPLANATORY NOTE

          This Registration Statement registers 600,000 additional shares of Common Stock to be issued pursuant to the Sport Chalet, Inc., 1992 Incentive Award Plan (the "Plan"), as amended. The issuance of the additional shares of Common Stock have been authorized under an Amendment to the Plan to increase the maximum number of shares authorized under the Plan from 600,000 shares to 1,200,000 shares (the "Amendment"). The Amendment was approved by
Sport Chalet, Inc.'s (the "Registrant") Board of Directors on March 31, 1998
 and ratified by
a vote of shareholders on August  6, 1998.

                STATEMENT UNDER GENERAL INSTRUCTIONS C AND E
                   REGISTRATION OF ADDITIONAL SECURITIES

          This Registration Statement on Form S-8 under the Securities Act registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the Registrant's Plan is effective. Accordingly, pursuant to General
Instruction E to Form S-8, the Registrant hereby incorporates by reference herein the contents of such Registration Statement on From S-8 (Registration No. 33-61612) filed on or about April
26, 1993 and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement. In addition, pursuant to General Instruction C of
Form S-8, the Registration Statement also contains a prospectus prepared in accordance with
the requirements of Part I on Form S-3 relating to reofferings of the shares of
 Common Stock
registered hereunder.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.   Incorporation Of Documents By Reference

          The following documents are incorporated herein by reference:

                         (1)  Registrant's Annual Report on Form 10-K for the
year ended March 31, 1998
               filed with the Securities and Exchange Commission
 (the "Commission") on or about June 30, 1998;

                         (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30,
               1998 filed with the Commission on or about August 12, 1998;

                         (3)  Registrant's Proxy Statement with respect to its
1998 Annual Meeting of
               Shareholders filed with the Commission on or about June 30, 1998; and

                         (4)  The description of the Registrant's Common Stock
contained in its
               registration statement filed pursuant to Section 12 of the Exchange Act.

          All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c),
14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration
Statement and to be part hereof from the date of filing of such documents.

          The Registrant will provide without charge to each participant in the Plan, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to: Howard K. Kaminsky, Senior Vice President-Finance, Chief Financial
Officer & Secretary, Sport Chalet, Inc., 920 Foothill Boulevard, La Canada, California 91701.
Telephone requests may be directed to:  (818) 790-2717.

               Item No. 8.    Exhibits

          The following exhibits are filled with or incorporated by reference in this Registration Statement:

     Exhibit No.         Description of Exhibit

    5.1           Opinion of Knapp, Marsh, Jones & Doran, L.L.P., regarding
                         legality of securities being registered.

   23.1            Consent of Knapp, Marsh, Jones & Doran, L.L.P., (included in their opinion filed as Exhibit 5.1 hereto).

        23.2       Consent of Ernst & Young, LLP


                                 SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing
on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the
undersigned, thereunto duly authorized, in the City of La Canada, State of California on this
12th day of August, 1998.

SPORT CHALET, INC.
(Registrant)


By:             /s/  Norbert J. Olberz
     Norbert J. Olberz, Chairman of the
Board
     Interim Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed below by the following persons in the capacities and on the date indicated:


                                 Signature

Title
                    Date


PRINCIPAL EXECUTIVE OFFICER


     /s/ Norbert J. Olberz

        Norbert J. Olberz





Chairman of the Board and
Interim Chief Executive
Officer




                August 13, 1998







PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER


       /s/ Howard K. Kaminsky

        Howard K. Kaminsky






Senior Vice President-Finance
Chief Financial Officer &
Secretary




                August 13, 1998


DIRECTORS


          /s/ Eric S. Olberz

            Eric S. Olberz



Director



                August 13, 1998





         /s/ Kenneth Olsen

             Kenneth Olsen
Director
                August 13, 1998






                               EXHIBIT "5.1"

                            August 13, 1998


Sport Chalet, Inc.
920 Foothill Boulevard
La Canada, California 91011


               Re:  1992 Incentive Award Plan


Gentlemen:

       At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in order to register under the Securities Act of 1933, as amended, an additional 600,000 shares of Common Stock, par value $.01 per share (the "Shares") reserved for issuance under the 1992 Incentive Award Plan
(the "Plan").

       Subject to compliance with applicable state securities and "Blue Sky" laws, we are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, and receipt of the purchase price therefor as specified in the Plan, such Shares will be legally and validly issued, fully paid and non-assessable.

       We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                               Respectfully submitted,

                               KNAPP, MARSH, JONES & DORAN, L.L.P.


                               By:        /s/ James G. Jones

                                   James G. Jones, Partner


                            EXHIBIT 23.2


                    CONSENT OF INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the 1992 Incentive Award Plan of Sport Chalet, Inc. and to the incorporation by reference therein of our report dated May 22, 1998, with respect to the financial statements of Sport Chalet, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                       Ernst & Young LLP



August 12, 1998
Los Angeles, California